EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Goss Graphic Systems, Inc.:

    As independent public accountants, we hereby consent to the use of our report, dated July 16, 1996, and all references to our firm included in or made a part of the attached registration statement.



                                          /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP

Chicago, Illinois
July 16, 1996